EXHIBIT 10.50

SECOND AMENDMENT TO SERVICE AGREEMENT BETWEEN

DTS, INC. AND MR. WILLIAM PAUL SMITH

This Second amendment (“Second Amendment”), effective 20 May 2005, is made and entered into by and between DTS Inc, having a principal place of business at 5171 Clareton Drive, Agoura Hills, California 91301 U.S.A. (hereinafter referred to as “DTS”) and Mr. William Paul Smith (“Employee”), having a permanent residence at 6 Raglan Road, Bangor, Co. Down, Northern Ireland, BT20 3TL.

WHEREAS, DTS and Employee have previously entered into a Service Employment Agreement effective 1 November 2002 (hereinafter referred to as the “Agreement”); and

WHEREAS, effective 1 November 2002 the parties amended such Agreement (hereinafter referred to as the “Amendment”), and

WHEREAS, the parties now wish to amend and restate Sections 7.1 and 10 of the Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein, the parties agree as follows:

1.             Section 7.1 of the Agreement is hereby amended and restated to read as follows:

7.1                               The Company will pay the Executive a salary at the rate of £113,514 gross per annum with effect from the Commencement Date (or at such higher rate as may from time to time be notified to him by the Company) which salary will accrue from day to day and be payable by equal monthly instalments.

2.             Section 10 of the Agreement is hereby amended and restated to read as follows:

10                                  HOLIDAYS

In addition to normal public holidays the Executive will be entitled to One Hundred Sixty (160) hours of paid holiday, which shall be automatically replenished upon use.  However, vacation hours will not be replenished during any period where you are not actively working for the Company, until you have resumed actively working for at least one full workweek.  All holiday to be taken at such time or times as may be approved in advance by the President and Chief Executive Officer of the Company.

3.             All capitalized terms not otherwise defined in this Second Amendment shall have the same meaning as set forth in the Agreement or the Amendment.

4.             This Second Amendment does not delete, terminate or replace any provision of Agreement except as specifically provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first written above.

MR. WILLIAM PAUL SMITH		DIGITAL THEATER SYSTEMS, INC.

By:	/s/ Mr. William Paul Smith	By:	/s/ Jon Kirchner
	Mr. William Paul Smith		Jon Kirchner
President & Chief Executive Officer

Date:	June 3, 2005	Date:	June 3, 2005